EXHIBIT 23(b)





                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our reports dated December 14, 1994, appearing in the Annual Report on Form 10K/A of Robotic Vision Systems, Inc. for the year ended September 30, 1994 and in the Company's definitive Proxy Statement dated August 9, 1995 relating to the Acuity Merger.




/s/DELOITTE & TOUCHE LLP

Jericho, New York
November 2, 1995